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                           CERTIFICATE OF SECRETARY

I, Dennis E. Prohofsky, hereby certify that I am the Secretary of Minnesota Life Insurance Company, Saint Paul, Minnesota; that I have charge, custody and control of the record books and corporate seal of said Company; that the following is a true and correct copy of a resolution adopted by the Board of Directors of said Company at a meeting held June 11, 2007, at which meeting a quorum was present and acting throughout; and that the meeting was duly called for the purpose of acting upon the subject matter described in said resolution:

     "WHEREAS, Minnesota Life Insurance Company (hereinafter "Company") wishes to establish an additional separate account to be used in connection with its individual variable universal life insurance policy; and

     WHEREAS, The authority to establish such separate account is vested in the Board of Directors of the Company.

     RESOLVED, That the Company hereby establishes a separate account which shall be known as "Minnesota Life Individual Variable Universal Life Account" (hereinafter "Separate Account"), in accordance with subdivision 1 of section 61A.14 of Minnesota Statutes 1967, as amended, for the purpose of issuing contracts on a variable basis;

     FURTHER RESOLVED, That Securian Financial Services, Inc. (hereinafter "SFS") will be the principal underwriter of the variable life insurance contracts funded through the Separate Account, and the variable universal life insurance contracts will be sold by licensed life insurance agents who are registered representatives of the Company and SFS or other broker-dealers who have entered into selling agreements with SFS;

     FURTHER RESOLVED, That there be prepared and filed with the Securities and Exchange Commission (hereinafter "SEC"), in accordance with the provisions of the Investment Company Act of 1940 (hereinafter the "'40 Act"), as amended, a registration statement for the Separate Account as a unit investment trust and that application be made for such exemptions from the '40 Act as may be necessary or desirable;

     FURTHER RESOLVED, That there be prepared and filed with the SEC in accordance with the provisions of the Securities Act of 1933, as amended, a registration statement and any amendments thereto, relating to such contracts on a variable basis as may be offered to the public and that application be made for such exemptions from the '33 Act as may be necessary or desirable;

     FURTHER RESOLVED, That the Chief Executive Officer of the Company or such officer or officers as he may designate be, and they hereby are, authorized to seek any such exemptive or other relief as may be necessary or appropriate in connection with the Separate Account or the offered contracts; and

     FURTHER RESOLVED, That the Chief Executive Officer of the Company or such officer or officers as he may designate be, and they hereby are authorized and directed to take such further action as may in their judgment be necessary or desirable to implement the foregoing resolutions."

     I hereby certify that the above resolution has not been modified, amended or rescinded and continues in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of Minnesota Life Insurance Company this 26th day of June, 2007.

(SEAL)          /s/ Dennis E. Prohofsky
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                    Dennis E. Prohofsky
                    Secretary